Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 26, 2014 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Albany International Corp.'s Annual Report on Form 10-K for the year ended December 31, 2013.

PricewaterhouseCoopers LLP

Albany, New York

April 15, 2014